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                           Registration No. 333-77229

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 9

                                       TO

                                    FORM S-11

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                           __________________________

                                  T REIT, INC.
        (Exact name of registrant as specified in governing instruments)

                              1551 N. Tustin Avenue
                                    Suite 650
                           Santa Ana, California 92705
                    (Address of principal executive offices)

                               Anthony W. Thompson
                              1551 N. Tustin Avenue
                                    Suite 650
                           Santa Ana, California 92705
                                 (877) 888-7348
                    (Name and address of agent for service)

                           __________________________

                                 With a copy to:
                            Louis J. Rogers, Esquire
                               Hirschler Fleischer
                                  P. O. Box 500
                          Richmond, Virginia 23218-0500
                                 (804) 771-9567

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

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         Pursuant to this Registration Statement, as amended, T REIT, Inc. (the
"Registrant") registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, 11,750,000 shares of the Registrant's common stock, $.01 par value per share, including 700,000 shares to be issued pursuant to the Registrant's dividend reinvestment program, 800,000 shares issuable pursuant to two stock option plans, and 250,000 shares to be issued upon exercise of soliciting dealer warrants.

         The Registration Statement was declared effective on February 22, 2000. On November 30, 2001, by means of Post Effective Amendment No. 5, the Registrant deregistered a total of 5,000,000 shares and extended the termination date of the public offering to May 31, 2002. The Registrant has now terminated the offering and is filing this Post-Effective Amendment No. 9 to the Registration Statement in order to withdraw from registration certain securities covered by the Registration Statement which remain unsold at the termination of this offering.

         Of the 11,750,000 shares of common stock registered, 5,000,000 were previously deregistered on November 30, 2001, and 4,767,771.7 were sold. Accordingly, the Registrant hereby amends the Registration Statement to withdraw from registration such 1,982,228.3 shares of the Registrant's common stock.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 9 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on June 1, 2002.

                         T REIT, Inc.

                         By:   /s/ Anthony W. Thompson
                               -----------------------
                               Anthony W. Thompson,
                               President, Chief Executive Officer, and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 9 to the Registration Statement has been signed below on June 1, 2002 by the following persons in the capacities indicated:


         /s/ Anthony W. Thompson
         -----------------------
         Anthony W. Thompson,
         President, Chief Executive Officer and Director (Principal Executive Officer)


         /s/ William C. Daniel
         ---------------------
         William C. Daniel,
         Chief Financial Officer and Treasurer (Principal Accounting and Financial Officer)


         /s/ D. Fleet Wallace
         --------------------
         D. Fleet Wallace,
         Director


         /s/ W. Brand Inlow
         ------------------
         W. Brand Inlow,
         Director